                                                                    Exhibit 99.1



CONTACT: Michael Berman                              FOR IMMEDIATE RELEASE
         (312) 279-1496                              October 19, 2004


                        MHC REPORTS THIRD QUARTER RESULTS
                      SOLID OPERATING PERFORMANCE CONTINUES



         CHICAGO, IL -OCTOBER 19, 2004-- Manufactured Home Communities, Inc. (NYSE: MHC) today announced results for the quarter and nine months ended September 30, 2004.

         For the third quarter of 2004, Funds From Operations (FFO) were $12.3 million or $0.41 per share on a fully diluted basis compared to $15.9 million or $0.56 per fully diluted share for the same period in 2003. Third quarter property operating revenues were $74 million compared to $56.3 million in the third quarter of 2003. For the third quarter of 2004, average occupancy was 89.7 percent and average monthly base rent per site for the Core Portfolio was $437.62, up 4.6 percent from $418.25 in the same period last year.

         For the nine months ended September 30, 2004, FFO were $41.6 million or $1.43 per share on a fully diluted basis compared to $51.2 million or $1.83 per fully diluted share in the same period in 2003. Property operating revenues for the nine months ended September 30, 2004 were $215.9 million compared to $171.1 million for the same period of 2003. Average occupancy was 89.8 percent and average monthly base rent per site for the Core Portfolio was $435.16, up 4.7 percent from $415.63 in the same period last year.

         Net loss available to common stockholders totaled ($0.6 million) or ($0.03) per fully diluted share for the quarter ended September 30, 2004. This compares to the net income available to common stockholders of $5.2 million or $0.23 per fully diluted share in the third quarter of 2003. Net income available to common stockholders totaled $5.0 million or $0.21 per fully diluted share for the nine months ended September 30, 2004. This compares to the net income available to common stockholders of $27.3 million or $1.21 per fully diluted share for the nine months ended September 30, 2003. See the attachment to this press release for reconciliation of FFO and FFO per share to net income and net income per share, respectively, the most directly comparable GAAP measures.

         The Company's availability under its line of credit was $99 million as of September 30, 2004.

         Third quarter and year-to-date comparisons were impacted by, among others, the Company's: (i) $1 million reserve for non-recoverable losses and deductibles associated with the Florida storms, (ii) previously announced acquisition program, (iii) the recapitalization, which occurred in the fourth quarter of 2003, (iv) the sale of three properties in the second quarter of 2003 and the sale of one property in the second quarter of 2004, and (v) OP Units issued in connection with the acquisitions. On a pro forma basis for the third quarter of 2003, giving effect to the recapitalization and the reduction in FFO per share from the sale of three properties, FFO per share for the third quarter of 2003 would have been approximately $0.33 per share.

         MHC's management projects continued growth in 2004 Core Portfolio performance. Assuming current economic conditions continue to impact occupancies, overall revenue growth is anticipated to be approximately 3 percent for the fourth quarter of 2004. Core Portfolio operating expenses are expected to grow in excess of CPI due to continued increases in real estate taxes and utility expenses. These projections would result in Core NOI growth of approximately 2.0 to 2.5 percent.

         Results for 2004 will continue to be impacted by: i) the recapitalization and acquisition program, ii) continued competitive housing options impacting occupancy levels at certain communities, iii) variability in income from home sales operations and iv) effects of the Florida storms. Based upon these factors and excluding potential acquisitions, MHC reaffirms that fully diluted FFO per share should be between $1.85 and $1.90 for the full year of 2004.

         MHC's management projects continued growth in 2005 Core Portfolio performance. Core base rent rate growth is expected to be approximately 4 percent, and operating expenses are expected to grow in excess of CPI due to increases in real estate taxes and utility expenses. These projections would result in Core NOI growth of between 3 and 3.5 percent.

         Results for 2005 may be impacted by, among other things i) continued competitive housing options and new home sales initiatives impacting occupancy levels at certain communities, ii) variability in income from home sales operations, including anticipated expansion projects, iii) acquired properties operating in line with expectations, and iv) the lingering effects if any on occupancy levels and sales resulting from changes in customer demand due to the third quarter Florida storms. Based upon these factors, MHC continues to project that fully diluted FFO per share will range between $2.20 and $2.25 for the year ended December 31, 2005.

         With respect to the pending Thousand Trails transaction announced on August 3, 2004, management expects the transaction to close by year-end. The anticipated investment is $160 million under a sale-lease back structure with an initial yield of 10 percent. Management is in discussions with its banks regarding the funding of this transaction. Management currently anticipates new unsecured financing in addition to its availability under its lines of credit. To the extent the transaction is completed, management expects to revise guidance for 2005 taking into account decisions with respect to financing the transaction.

         Commented MHC's CEO and President Thomas P. Heneghan, "We are extremely pleased with the company's resilience in light of the storms that deluged Florida during the third quarter. We continue to integrate our acquisitions and are looking forward to completing the Thousand Trails transaction."

         The forward-looking statements contained herein are subject to certain risks and uncertainties including, but not limited to: in the age-qualified communities, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial markets volatility; in the all-age communities, results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing; the Company's ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions; the Company's assumptions about rental and home sales markets; the completion of pending acquisitions and timing with respect thereto; the effect of interest rates as well as other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission. In addition, quarter-to-quarter results during the year are impacted by seasonality at certain of the communities. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

         Manufactured Home Communities, Inc. owns or has an interest in 212 quality communities in 23 states consisting of 80,654 sites. MHC is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.

         A webcast of the Company's conference call discussing these results will be available via the Company's website in the Investor Info section at www.mhchomes.com at 10:00 a.m. Central today. If you wish to listen to the opening remarks in advance, they will be available on our website at 8:00 a.m. Central today.

                                       ###

                                Tables to follow

                       MANUFACTURED HOME COMMUNITIES, INC.
                             SELECTED FINANCIAL DATA
                                   (UNAUDITED)
                (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)



                                                                   QUARTERS ENDED                     NINE MONTHS ENDED
                                                             SEPT. 30,         SEPT. 30,         SEPT. 30,         SEPT. 30,
                                                               2004              2003              2004              2003
                                                             ---------         ---------         ---------         ---------
PROPERTY OPERATIONS:
  Community base rental income..........................     $  53,863         $  49,203         $ 157,528         $ 147,675
  Resort base rental income.............................        14,169             2,144            39,463             8,076
  Utility and other income..............................         5,939             4,904            18,893            15,327
                                                             ---------         ---------         ---------         ---------
     Property operating revenues........................        73,971            56,251           215,884           171,078

  Property operating and maintenance....................        25,259            16,283            69,987            48,828
  Real estate taxes.....................................         6,161             4,577            17,716            13,960
  Property management...................................         3,316             2,364             9,585             6,992
                                                             ---------         ---------         ---------         ---------
     Property operating expenses........................        34,736            23,224            97,288            69,780
                                                             ---------         ---------         ---------         ---------
     Income from property operations....................        39,235            33,027           118,596           101,298

HOME SALES OPERATIONS:
  Gross revenues from inventory home sales..............        12,594            11,399            30,915            25,058
  Cost of inventory home sales..........................       (10,833)          (10,115)          (27,195)          (21,741)
                                                             ---------         ---------         ---------         ---------
     Gross profit from inventory home sales.............         1,761             1,284             3,720             3,317
  Brokered resale revenues, net.........................           540               491             1,628             1,321
  Home selling expenses.................................        (2,169)           (1,971)           (6,446)           (5,669)
  Ancillary services revenues (losses), net.............           770              (125)            2,417               244
                                                             ---------         ---------         ---------         ---------
     Income (loss) from home sales and other............           902              (321)            1,319              (787)

OTHER INCOME AND EXPENSES:
  Interest income.......................................           309               254             1,076               760
  Other corporate income................................         1,241               490             4,669             1,629
  General and administrative............................        (2,110)           (2,027)           (6,689)           (5,959)
                                                             ---------         ---------         ---------         ---------
     Operating income (EBITDA)..........................        39,577            31,423           118,971            96,941

  Interest and related amortization.....................       (24,041)          (12,408)          (67,684)          (37,453)
  Income from discontinued operations...................            --                10                26             1,042
  Depreciation on corporate assets......................          (427)             (310)           (1,231)             (930)
  Income allocated to Preferred OP Units................        (2,825)           (2,813)           (8,459)           (8,439)
                                                             ---------         ---------         ---------         ---------
     FUNDS FROM OPERATIONS (FFO)........................     $  12,284         $  15,902         $  41,623         $  51,161

  Depreciation on real estate and other costs...........       (13,052)           (9,446)          (36,058)          (27,537)
  Gain on sale of properties............................            --                --               638            10,197
  Loss (Income) allocated to Common OP Units............           168            (1,248)           (1,169)           (6,539)
                                                             ---------         ---------         ---------         ---------
     NET (LOSS) INCOME..................................     $    (600)        $   5,208         $   5,034         $  27,282
                                                             =========         =========         =========         =========

NET (LOSS) INCOME PER COMMON SHARE - BASIC..............     $   (0.03)        $     .24         $    0.22         $    1.24
NET (LOSS) INCOME PER COMMON SHARE - FULLY DILUTED......     $   (0.03)        $     .23         $    0.21         $    1.21
                                                             ---------         ---------         ---------         ---------

FFO PER COMMON SHARE - BASIC............................     $    0.42         $     .58         $    1.45         $    1.87
FFO PER COMMON SHARE - FULLY DILUTED....................     $    0.41         $     .56         $    1.43         $    1.83
                                                             ---------         ---------         ---------         ---------

Average Common Shares - Basic...........................        22,829            22,114            22,747            22,020
Average Common Shares and OP Units - Basic..............        29,335            27,458            28,661            27,369
Average Common Shares and OP Units - Fully Diluted......        29,846            28,148            29,188            27,952
                                                             ---------         ---------         ---------         ---------

                       MANUFACTURED HOME COMMUNITIES, INC.
                                   (UNAUDITED)


SELECTED BALANCE SHEET DATA:                         SEPTEMBER 30,      DECEMBER 31,
                                                         2004             2003
                                                      (amounts in       (amounts in
                                                        000's)             000's)
                                                     -------------     ------------
Total real estate, net.............................   $1,555,497         $1,042,599
Cash and cash equivalents..........................   $    6,924         $  325,740
Total assets.......................................   $1,724,104         $1,473,915

Mortgage notes payable.............................   $1,413,485         $1,076,183
Unsecured debt.....................................   $   61,225         $      113
Total liabilities..................................   $1,542,897         $1,341,401
Minority interest..................................   $  137,823         $  126,716
Total stockholders' equity.........................   $   43,380         $    5,798


                                                          AS OF            AS OF
                                                       SEPTEMBER 30,     DECEMBER 31,
TOTAL SHARES AND OP UNITS OUTSTANDING:                    2004              2003
                                                      -------------     ------------
Total Common Shares Outstanding....................    22,885,452         22,563,348
Total Common OP Units Outstanding..................     6,470,474          5,312,387


MANUFACTURED HOME ("COMMUNITY") AND                       AS OF            AS OF
PARK MODEL/RECREATIONAL VEHICLE ("RESORT")            SEPTEMBER 30,     DECEMBER 31,
     SITE TOTALS:                                         2004              2003
                                                      -------------     ------------
Community Sites Owned and Operated.................      45,105              43,143
Community Sites Owned in Joint Ventures............       9,782               1,521
Resort Sites Owned and Operated....................      25,767               7,051
                                                         ------              ------
     TOTAL SITES...................................      80,654              51,715

MANUFACTURED HOME SITE AND                          QUARTERS ENDED                      NINE MONTHS ENDED
OCCUPANCY AVERAGES:                           SEPT. 30,       SEPT. 30,             SEPT. 30,       SEPT. 30,
..                                               2004             2003                 2004             2003
                                              ---------       ---------             ---------       ----------
Total Sites.................................     45,105          43,131                44,477          43,131
Occupied Sites..............................     40,619          39,213                40,093          39,478
Occupancy %.................................       90.1%           90.9%                 90.1%           91.5%
Monthly Base Rent Per Site..................  $  442.02       $  418.25             $  436.56       $  415.63
Core* Monthly Base Rent Per Site............  $  437.62       $  418.25             $  435.16       $  415.63

(*) Represents rent per site for properties owned in both periods of comparison.

                                                    QUARTERS ENDED                      NINE MONTHS ENDED
HOME SALES:                                   SEPT. 30,       SEPT. 30,             SEPT. 30,       SEPT. 30,
(amounts in 000's except sales volumes)          2004           2003                   2004           2003
                                              ---------       ---------             ---------       ---------
New Home Sales Volume.......................        134            137                    348             307
New Home Sales Gross Revenues...............  $  11,732       $ 10,394              $  27,742       $  22,654

Used Home Sales Volume......................         97             53                    300             142
Used Home Sales Gross Revenues..............  $     862       $  1,005              $   3,173       $   2,404

Brokered Home Resale Volume.................        335            287                  1,072             829
Brokered Home Resale Revenues, net..........  $     540       $    491              $   1,628       $   1,321

                       MANUFACTURED HOME COMMUNITIES, INC.
                                   (UNAUDITED)
                (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)



FUNDS AVAILABLE FOR DISTRIBUTION (FAD):                             QUARTERS ENDED                  NINE MONTHS ENDED
                                                              SEPT. 30,        SEPT. 30,        SEPT. 30,       SEPT. 30,
                                                                2004              2003            2004             2003
                                                              ---------        ---------        ---------        --------
  Funds from operations...................................    $ 12,284         $ 15,902         $ 41,623         $ 51,161
  Non-revenue producing improvements to real
         estate...........................................      (2,991)          (2,493)          (9,498)          (8,700)
                                                              --------         --------         --------         --------
     Funds available for distribution.....................    $  9,293         $ 13,409         $ 32,125         $ 42,461
                                                              ========         ========         ========         ========

FAD per Common Share - Basic..............................    $   0.32         $   0.49         $   1.12         $   1.55
FAD per Common Share - Fully Diluted......................    $   0.31         $   0.48         $   1.10         $   1.52
                                                              --------         --------         --------         --------


The Company believes that Funds From Operations provide an indicator of its financial performance and is influenced by both the operations of the properties and the capital structure of the Company. FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income (computed in accordance with generally accepted accounting principles ["GAAP"]), before allocation to minority interests, excluding gains (or losses) from sales of property, plus real estate depreciation. The Company computes FFO in accordance with the NAREIT definition, which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REIT's computations. Funds Available for Distribution ("FAD") is defined as FFO less non-revenue producing capital expenditures. The Company believes that FFO and FAD are useful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, financing activities and investing activities, they provide investors an understanding of the ability of the Company to incur and service debt and to make capital expenditures. FFO and FAD in and of themselves do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indication of the Company's performance or to net cash flows from operating activities as determined by GAAP as a measure of liquidity and are not necessarily indicative of cash available to fund cash needs.